UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 405-5012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 23, 2009, The Western Union Company (the “Company”) Board of Directors (the “Board”) voted to increase the number of directors from nine to ten, and to appoint Wulf von Schimmelmann to the Board and to the Corporate Governance and Compensation and Benefits Committees of the Board, effective July 24, 2009. Mr. von Schimmelmann will serve on the Board and such Committees until the next annual election of directors.

There is no arrangement or understanding between Mr. von Schimmelmann and any other persons pursuant to which Mr. von Schimmelmann was selected as a director. There are no transactions involving Mr. von Schimmelmann requiring disclosure under Item 404(a) of Regulation S-K.

Mr. von Schimmelmann will receive the standard compensation received by the Company’s current non-employee, non-United States resident director. These compensation arrangements are discussed in the Company’s Proxy Statement dated March 30, 2009 (the “Proxy Statement”). The amounts of Mr. von Schimmelmann’s equity grant in lieu of annual retainer fees and annual equity grant, as described in the Proxy Statement, will be pro-rated for 2009 based on his July 24, 2009 start date as a director.

A copy of the press release announcing the appointment of Mr. von Schimmelmann to the Board is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description of Exhibit
99.1	Press release dated July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: July 23, 2009	By:	/s/ Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 23, 2009